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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-93934, No. 333-62338) and Form S-8 (No. 33-77237,
No. 33-83304, No. 333-62346, No. 333-104870, No. 333-122745) of Rock-Tenn
Company of our report dated April 27, 2005 relating to the financial statements of the Paperboard and Packaging Divisions of Gulf States Paper Corporation, which appear in the Current Report on Form 8-K of Rock-Tenn Company dated
June 10, 2005.


/s/ PricewaterhouseCoopers
Atlanta, Georgia
August 22, 2005